EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G with respect to the Common Stock of CBIZ, Inc., dated as of May 8, 2025, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

22C Capital LLC
Signature:	/s/ Eric J. Edell
Name/Title:	Eric J. Edell, Authorized Signatory
Date:	05/08/2025
Eric J. Edell
Signature:	/s/ Eric J. Edell
Name/Title:	Eric J. Edell
Date:	05/08/2025
David Randall Winn
Signature:	/s/ David Randall Winn
Name/Title:	David Randall Winn
Date:	05/08/2025